UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 2, 2012

Corcept Therapeutics Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-50679	77-0487658
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

149 Commonwealth Drive

Menlo Park, CA 94025

(Address of principal executive offices, with zip code)

(650) 327-3270

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former, address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On July 2, 2012, we entered into an underwriting agreement, which we refer to as the Underwriting Agreement, with Credit Suisse Securities (USA) LLC, which we refer to as the Underwriter, relating to an underwritten public offering of 11,000,000 shares of our common stock, par value $0.001 per share, and the grant to the Underwriter of a 30-day option to purchase up to an additional 1,650,000 shares of our common stock. The Underwriter agreed to purchase the shares from us pursuant to the Underwriting Agreement at a price of $4.22 per share. We completed the sale of 11,000,000 shares to the Underwriter on July 6, 2012, which resulted in net proceeds to us of approximately $46.1 million, before deducting estimated offering expenses payable by us. We intend to use the net proceeds from the offering to fund research and development activities, including clinical trials, and working capital and for general corporate purposes.

The offering was made pursuant to our effective registration statement on Form S-3 (Registration Statement No. 333-174073) previously filed with the Securities and Exchange Commission, or the SEC. We have filed a final prospectus supplement dated July 2, 2012 relating to the offering with the SEC. The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Latham & Watkins LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

Item 8.01 Other Events.

On July 2, 2012, we issued a press release announcing that we had commenced a public offering of common stock. On July 2, 2012, we issued a press release announcing an underwritten public offering of common stock. Copies of these press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively.

Statements made in this current report on Form 8-K, other than statements of historical fact, are forward-looking statements, including, for example, statements relating to the intended use of the proceeds from the offering. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that might cause actual results to differ materially from those expressed or implied by such statements. If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue one or more of our drug development or discovery research programs. These and other risk factors are set forth in our annual report on Form 10-K for the fiscal year ended December 31, 2011 and subsequent SEC filings. We disclaim any intention or duty to update any forward-looking statements made in this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 2, 2012, between Corcept Therapeutics Incorporated and Credit Suisse Securities (USA) LLC.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

99.1	Press Release, dated July 2, 2012, titled “Corcept Therapeutics Commences Public Offering of Common Stock.”

99.2	Press Release, dated July 2, 2012, titled “Corcept Therapeutics Announces Underwritten Public Offering of Common Stock.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

By:	/s/ G. Charles Robb
Name: G. Charles Robb Title: Chief Financial Officer

Date: July 6, 2012

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 2, 2012, between Corcept Therapeutics Incorporated and Credit Suisse Securities (USA) LLC.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

99.1	Press Release, dated July 2, 2012, titled “Corcept Therapeutics Commences Public Offering of Common Stock.”

99.2	Press Release, dated July 2, 2012, titled “Corcept Therapeutics Announces Underwritten Public Offering of Common Stock.”

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